UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

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The following was sent to all Dell employees today

Brian Gladden, Sr. Vice President and Chief Financial Officer

Larry Tu, Sr. Vice President, General Counsel

To:	Global Dell Team

Today, Dell filed with the U.S. Securities and Exchange Commission the definitive proxy statement relating to the proposed acquisition of Dell by Michael and affiliates of Silver Lake.

The filing and subsequent mailing of the definitive proxy statement to Dell stockholders is an important next step in the transaction approval process, as it establishes a date for a Special Meeting of Stockholders to consider and vote on the proposed transaction. The Special Meeting will be held on Thursday, July 18, 2013 at 8:00 am Central time at the Dell Round Rock Campus.

As we’ve mentioned previously, the proxy statement details the rigorous process the Special Committee has followed since last August to evaluate Dell’s current risks, opportunities and strategic alternatives. The document also addresses why the Special Committee believes the proposed transaction with Michael and Silver Lake, at $13.65 per share in cash, is fair to, and in the best interests of, the Company’s stockholders.

An important section of the proxy statement outlines the investment priorities Michael and Silver Lake intend to pursue as a private company, including:

1)	Extending our enterprise solutions and services capabilities through investments in research and development and additional acquisitions;

2)	Hiring additional sales personnel to increase coverage and expand channel partnerships;

3)	Expanding presence and ability to compete in emerging markets;

4)	Investing for growth in the PC and tablet business; and,

5)	Accelerating the delivery of an enhanced and simplified customer experience.

These priorities are aligned with our business strategy to deliver customer value through end-to-end scalable solutions that are efficient, simple and affordable. At the same time, we appreciate that the transformation we have embarked upon is a multi-year initiative, and, as part of that transformation we will continue to profitably grow our foundation, build our solutions portfolio and improve our customer reach and experience to position Dell for long-term success.

We understand you may have questions on the proposed transaction with Michael and Silver Lake, and we therefore have provided a brief FAQ below to address topics including the next steps in the approval process for the proposed transaction, timing for the completion of the proposed transaction and the alternative proposal made by Icahn and Southeastern for a leveraged recapitalization.

As always, we pledge to continue communicating with you in an open, honest and transparent manner.

We appreciate your patience, your continued engagement with customers and focus on delivering results. Thank you.

Brian and Larry

Team Member FAQ

May 31, 2013

1.	What is happening with the proposed transaction with Michael and Silver Lake?

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Today, Dell filed with the U.S. Securities and Exchange Commission the definitive proxy statement regarding the proposed transaction, in which Michael and Silver Lake Partners will acquire Dell and take it private.

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The filing and subsequent mailing of the definitive proxy statement to Dell stockholders is an important next step in the transaction approval process and sets a Special Meeting of Stockholders to consider and vote on the proposed transaction. The Special Meeting will be held on Thursday, July 18, 2013 at 8:00 am Central time at the Dell Round Rock Campus.

2.	What is a proxy statement and why is it significant?

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In general, a proxy statement is a document required of any person or entity when soliciting stockholder votes. As an example, in advance of its annual meeting of stockholders, a company must file a proxy statement, otherwise known as a Definitive Proxy Statement (Form DEF 14A), with the U.S. Securities and Exchange Commission. Likewise, in the case of a go-private transaction, a company must file a proxy statement in advance of a special meeting of stockholders.

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As it relates to the proposed transaction with Michael and Silver Lake, the proxy statement details the rigorous process the Special Committee has followed, over a period of more than nine months, to evaluate Dell’s current risks, opportunities and strategic alternatives.

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Importantly, the proxy statement addresses the history and background on the transaction, and why the Special Committee believes the transaction with Michael and Silver Lake, at $13.65 per share in cash, is fair to, and in the best interests of, Dell’s public stockholders.

3.	When is the Special Meeting of Stockholders to vote on the proposed transaction with Michael and Silver Lake?

•	The Special Meeting of Stockholders will be held on Thursday, July 18, 2013 at 8:00 am Central time at the Dell Round Rock Campus.

4.	Are Icahn Enterprises and Southeastern Asset Management making an offer?

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On May 9, the Icahn organization and Southeastern Asset Management sent a letter to our Board of Directors outlining a potential leveraged recapitalization transaction that they are proposing as an alternative to the proposed transaction with Michael and Silver Lake.

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On May 13, the Special Committee responded by sending a letter to the Icahn organization and Southeastern Asset Management seeking clarifications and additional information related to the proposed leveraged recapitalization transaction in order to evaluate their non-binding proposal.

5.	How many actual proposals are on the table?

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At this time no other proposals are on the table for alternative transactions to the transaction proposed by Michael and Silver Lake. The Special Committee has not changed its recommendation with respect to, and continues to support, the proposed transaction in which Michael and Silver Lake will acquire Dell and take the company private.

6.	When will the proposed transaction with Michael and Silver Lake be completed?

•	The Special Meeting of Stockholders will be held on Thursday, July 18, 2013 at 8:00 am Central time at the Dell Round Rock Campus.

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Assuming the requisite stockholder approvals are obtained at that meeting, closing the transaction will be subject to the satisfaction or waiver of additional closing conditions under the merger agreement (including certain antitrust approvals or clearances) and to the expiration of the marketing period for the buyers’ debt financing, all of which may take additional time. We currently expect to close the transaction during the third quarter of Dell’s FY14.

7.	What does it mean to cease being a public company and operate as a private company?

•	Our brand, purpose and values remain unchanged. You will still work for the same company with the same manager in the same building and serve the same customers.

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Upon closing of this transaction, which is subject to stockholder approvals and other customary closing conditions, Dell will be owned by Michael and Silver Lake, and shares of Dell will no longer be traded publicly.

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As a private company, our stock will no longer be traded on the NASDAQ stock exchange, ownership will no longer be available to public investors and we will no longer be subject to NASDAQ rules and regulations and public company reporting requirements.

8.	How will the proposed transaction with Michael and Silver Lake impact our customers and partners?

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Nothing will change in the way we deliver for customers and partners. We will continue to deliver the superior solutions, services and experiences that they have come to expect, and assure you that support services and warranty support will not change.

•	Partners can expect we will continue to provide superior value to them as they work with us to serve our customers.

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We believe that ultimately our customers and partners will benefit from our accelerated transformation. The proxy statement outlines the investment priorities Michael and Silver Lake intend to pursue as a private company, including: 1) extending the Company’s enterprise solutions and services capabilities through investments in research and development and additional acquisitions; 2) hiring additional sales personnel to increase coverage and expand channel partnerships; 3) expanding presence and ability to compete in emerging markets; 4) investing for growth in the PC and tablet business; and, 5) accelerating the delivery of an enhanced and simplified customer experience.

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Dell continues to have solid cash flow and balance sheet, a strong management team and a globally-recognized brand. Our potential new owners are fully committed to winning in the marketplace, offering innovative products and solutions and providing a superior customer experience.

9.	How will the proposed transaction by Michael and Silver Lake impact our suppliers?

•	Dell will continue to honor its supplier agreements, terms and commitments.

•	Dell continues to have solid cash flow and balance sheet, a strong management team and a globally-recognized brand.

10.	How can I get additional support if a customer or potential customer has additional questions about the transaction?

•	For general questions, please contact the Program Office at customer_program_office@dell.com

•	If it is a more urgent request, please escalate through your sales leadership team. It is our top priority to serve our customers around the world.

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy will be mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.